UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

Cardica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

As of December 31, 2011, Cardica, Inc. had approximately $7.6 million of cash and cash equivalents and $4.0 million of debt.

Item 8.01              Other Events.

Update on MicroCutter Program

Cardica, Inc. has determined to re-prioritize our development activities related to our planned microcutter products.  We are now prioritizing the development of our MicroCutter XCHANGE™ 30, a cartridge-based microcutter device with a 5 millimeter shaft diameter and a 30 millimeter staple line.  As we have gained more experience with our microcutter products, we believe that the cartridge-based design of the MicroCutter XCHANGE™ 30 will permit us to commercially launch this product more quickly than our planned initial multi-fire product, the MicroCutter XPRESS™ 30.  We believe that the MicroCutter XCHANGE™ 30 will be differentiated in the market compared to currently marketed staplers due to its significantly reduced size and ability to articulate up to 80 degrees.  We intend to continue to develop the MicroCutter XPRESS™ 30, but, in light of our limited financial resources, we have suspended development of other potential products in our planned microcutter product line until the development of MicroCutter XCHANGE™ 30 has been completed and additional financial resources have been obtained.

We have suspended our clinical trial of the MicroCutter XPRESS™ 30 in Europe and plan to commence enrollment of the clinical trial with our MicroCutter XCHANGE™ 30 at the end of the first quarter of calendar 2012, subject to our ability to complete development and design verification and apply the Conformité Européenne, or CE Mark, to the version of the product that we would seek to commercialize and include in the clinical trial.  Prior to recommencement of the clinical trial of the MicroCutter XCHANGE™ 30, we plan to introduce this product to surgeons in Europe to validate adequate function of the MicroCutter XCHANGE™ 30.  Subject to the foregoing, we plan to commence commercialization of the MicroCutter XCHANGE™ 30 in Europe in the second quarter of calendar 2012.

The MicroCutter XPRESS™ 30 is currently undergoing design changes to address product performance issues encountered in the clinical trial that we commenced in November 2011.  During the clinical trial, the MicroCutter XPRESS™ 30 did not perform satisfactorily in a small number of deployments in tissue thicknesses that could be considered the upper range typically compatible with the size of staple used in the procedures.  We believe that we have determined the cause for the unsatisfactory deployments, which will require modifications to the MicroCutter XPRESS™ 30.  Once these design changes are completed and verified, we anticipate that we may include the MicroCutter XPRESS™ 30 in the clinical trial along with the MicroCutter XCHANGE™ 30.

We have been advised by the U.S. Food and Drug Administration, or FDA, that the FDA would require clinical data related to the staple design used in our planned MicroCutter product line as part of a 510(k) submission to the FDA with respect to potential clearance of the products in our planned MicroCutter product line for marketing and sale in the United States.  When we recommence the clinical trial in Europe, we intend that this clinical trial will be a prospective, single-arm, multi-center, non-inferiority study designed to assess the safety of our MicroCutter XCHANGE™ 30 and, at a later stage, potentially our MicroCutter XPRESS™ 30.  In the trial, our MicroCutter surgical stapling devices will be used for transections, resections and anastomoses during gastrointestinal surgical procedures.  These results will be compared to the reported rates of adverse events in historical studies of currently available stapling devices for similar procedures.  We plan to enroll up to 200 patients at up to 10 sites in Europe, with patients evaluated at the time of discharge and 30 days postoperatively.  We intend to enroll patients undergoing only certain types of gastrointestinal surgical procedures, which will be limited due to the tissue thickness involved in the procedure.  We anticipate that we will recommence enrolling patients in the clinical trial in March 2012 and that the results of the clinical trial conducted under our currently planned protocol will be available near the end of the third quarter of calendar 2012, which may be limited to our cartridge-based microcutters, although it may also include products with multi-fire capabilities, depending on the progress of our planned modifications to the design of the MicroCutter XPRESS™ 30 and the schedule of the related clinical trials.  If the results of the trial are favorable, we anticipate that we would make a 510(k) submission to the FDA by the end of calendar 2012.  While we cannot predict when or if the FDA will approve our 510(k) submission or the products that such approval will cover, we anticipate that the earliest that any such approval could be obtained would be in the first half of calendar 2013.

The FDA has not agreed that data, even if favorable, from our proposed clinical trial would be sufficient for approval of our anticipated 510(k) submission.  It is possible that, in order to approve our 510(k) submission, the FDA will require data from a larger or different group of patients than the patients that we plan to enroll in our clinical trial, or will require different protocols for the design of the clinical trial, including different controls.  Additionally, it is possible that the FDA could take the position that the practices for the use of surgical staplers in a foreign country are not consistent with use in the U.S. and thus the results of the trial are not applicable to our application.  If 510(k) or other regulatory clearance is granted for the MicroCutter XCHANGE™ 30 or any other potential product, the approved indications for use may be limited, and the FDA may require additional animal or human clinical data prior to any potential approval of additional indications.  In particular, we anticipate that if 510(k) clearance is granted for the MicroCutter XCHANGE™ 30, the initially approved indications for use would be limited to only certain gastrointestinal surgical procedures due to our focus initially on two staple sizes, which will limit the use of our microcutter products for use only with certain tissue thicknesses, and that the FDA would require additional data prior to any potential approval of additional surgical procedures.

As of December 31, 2011, we had approximately $7.6 million of cash and cash equivalents and $4.0 million of debt.  At our current rate of cash consumption, we have less than three quarters of cash remaining.  This cash position has contributed to our determination to focus our development efforts on a subset of our planned microcutter products.  Despite our efforts to conserve cash, we will need to raise additional capital to complete development and commercialize any of our planned microcutter products.  If we are not able to raise additional capital, we will not be able to accomplish the development and commercialization of our microcutter products on the timelines described above, or at all.

The statements in this Current Report on Form 8-K regarding future events or expectations, including our expectations as to completion of development and commercialization of any of our planned microcutter products, recommencement of and completion of enrollment in the clinical trial, and submission of a 510(k) to the FDA and potential approval by the FDA of our planned 510(k) submission, and the timing of each of these events, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Words such as “planned,” “anticipate,” “intend,” “subject to,” “would,” “potential,” “believe,” “will” and similar words are intended to identify statements as forward-looking statements.   Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include: that our European clinical trial may not be commenced or completed on schedule, or at all, due to events or difficulties in the development of our microcutter products; that we may not complete the development of, obtain regulatory approval of, and commercially launch, any products in our planned microcutter product line on our anticipated timeframe, or at all, due to regulatory, technical, manufacturing or financial difficulties; that our current and any future products may never gain any significant degree of market acceptance; that our sales, marketing and distribution strategy and capabilities may not be sufficient or successful; that we require substantial additional capital which, if not obtained, may prevent us from completing the development and commercialization of our microcutter products; that general business and economic conditions may impair our ability to market and develop products; and other risks expressed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this filing. We hereby qualify our forward-looking statements by our cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: January12, 2012	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

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